                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): January 18, 2001


                   -------------------------------------



                                  MGM MIRAGE
            (Exact name of registrant as specified in its charter)

DELAWARE                                0-16760                 88-0215232
(State or other jurisdiction            (Commission          (I.R.S. Employer
of incorporation or organization)       File Number)        Identification No.)


     3600 Las Vegas Boulevard South                                89109
(Address of Principal Executive Offices)                         (Zip Code)


                   ---------------------------------------



                                (702) 693-7120
                 --------------------------------------------
             (Registrant's telephone number, including area code)


                 ---------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.  OTHER ITEMS

On January 18, 2001, MGM MIRAGE, a Delaware corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") by and between the Company, certain of its subsidiaries (the "Subsidiary Guarantors"), Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the Underwriters named in the Underwriting Agreement, regarding the sale by the Company and the purchase by such Underwriters of $400,000,000 aggregate principal amount of the Company's 8 3/8% Senior Subordinated Notes Due 2011 (the "Notes"). The Underwriting Agreement is filed as Exhibit 1 to this Current Report and is incorporated herein by reference.

On January 23, 2001, the Company entered into an Indenture (the "Indenture") by and among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and United States Trust Company of New York, as trustee, in connection with the issuance of the Notes. The Indenture is filed as Exhibit 4 to this Current Report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) & (b) Not applicable.

        (c)    Exhibits.

The following Exhibits are filed herewith as part of this current Report:

Exhibit Number      Description of Document

1 Underwriting Agreement, dated January 18, 2001, by and between MGM MIRAGE and the Subsidiary Guarantors, on the one hand, Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for themselves and as representatives of the Underwriters named therein.

4 Indenture (including the Global Note attached as Exhibit A thereto), among MGM MIRAGE, as Issuer, the Subsidiary Guarantors, as guarantors, and United States Trust Company of New York, as trustee, dated as of January 23, 2001.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              MGM MIRAGE


Date: January 23, 2001                   By:  /s/ Scott Langsner
                                            ------------------------
                                              Name:  Scott Langsner
                                              Title: Senior Vice President and
                                                           Secretary/Treasurer